UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2014

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) (the “Company”), the parent company of MVB Bank, Inc. (the “Bank”), MVB Mortgage and MVB Insurance, LLC, announced today that it has completed a series of private placements resulting in gross proceeds of approximately $52.8 million.

Through its common stock offering, the Company sold 972,059 shares of common stock at $16.00 per share (adjusted for March 21, 2014 split) for a total of $15.6 million.  In addition, in a separate offering, the Company issued $7.8 million of preferred stock and $29.4 million of subordinated debt.  The Company intends to use the aggregate gross proceeds of approximately $52.8 million from the private placements to fund future organic and strategic growth and for other general corporate purposes.

A copy of the press release is being furnished as Exhibit 99.1 of this report.  This information is being furnished pursuant to this Item 7.01, and the information contained herein shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits:

99.1   Press Release “MVB FINANCIAL RAISES $52.8 MILLION TO SUPPORT FUTURE GROWTH”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
President & CEO

Date: June 30, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release “MVB FINANCIAL RAISES $52.8 MILLION TO SUPPORT FUTURE GROWTH”